                                                                      Exhibit 21

                                  SUBSIDIARIES


Name                                    Jurisdiction of Organization                     Names under which
----                                    ----------------------------                     it Does Business
                                                                                         ----------------
S1, Inc.                                       Kentucky                                       S1

S1 Holdings, LLC                               Delaware

S1 Europe Holdings C.V.A.                      Belgium

Edify Corporation                              Delaware

FICS Group N.V.                                Belgium

VerticalOne Corporation                        Delaware

Austin Acquisition Corporation                 Texas

Delta Acquisitions Corporation                 Delaware

Temple Acquisition Corporation                 Delaware

S1 UK Ltd.                                     United Kingdom


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